Exhibit 3

                                SEPARATE ACCOUNT
                             DISTRIBUTION AGREEMENT

AGREEMENT made this day 23rd day of May, 2000, by and between JEFFERSON PILOT VARIABLE CORPORATION, a corporation organized and existing under the laws of the State of North Carolina with its principal place of business in Concord, New Hampshire (herein the "Distributor"), JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, an insurance company organized and existing under the laws of the State of New Hampshire with its principal place of business in Concord, New Hampshire herein called the "Company") and JPF VARIABLE ANNUITY SEPARATE ACCOUNT, a separate account established pursuant to the provisions of Section 408:23 et seq of the New Hampshire Revised Statutes Annotated and a registered investment Company under the Investment company Act of 1940 ("the "1940 Act") (herein the "Separate Account").

                              W I T N E S S E T H :

     WHEREAS, the Company and the Separate Account propose to offer for sale certain variable annuity contracts (together with any riders, the "Contracts") which may be deemed to be securities under the Securities Act of 1933 ("the "1933 Act") and the laws of some states; and

     WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission ("the SEC") under the Securities Exchange Act of 1934 ("the 1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the"NASD"); and

     WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Separate Account and assume fully responsibility for the securities activities of any "person associated" (as that term is defined in Section 3 (a) (18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the variable annuity operation (the " Associated Persons") and

     WHEREAS, the parties desire to have the Company perform certain services in connection with the sale of the Contracts:

     NOW THEREFORE, in consideration of the covenants and mutual promises herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Distributor and the Company agree as follows:

     1. The Distributor will act as the exclusive principal underwriter during the term of this Agreement in each state or other jurisdiction where the Contracts may legally be sold. The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular amount of sales of Contracts or to promote or make sales, except to the extent the Distributor deems advisable. The Distributor may enter into selling agreements with other broker-dealers for the sale of the Contracts by registered representatives of such broker-dealers. Anything in this agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Contract to any applicant for any reason whatsoever.

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     2.      The Distributor will assume full responsibility for the securities activities of, and for securities law compliance by, the Associated Persons, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings with the SEC, NASD, and any other securities regulatory authorities of any sales literature or materials relating to the Separate Account, as required by law to be filed (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Contracts in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, and (c) train the Associated Persons, use its best efforts to prepare them to complete satisfactorily and any and all applicable NASD and state qualification examinations, register the Associated Persons as its registered representatives before they engage in securities activities, and supervise and control them in the performance of such activities. In connection with the clearance by appropriate regulatory authorities the parties agree to use their best efforts to obtain such clearance by the appropriate regulatory authorities as expeditiously as reasonably possible and shall not use any materials, plan or agreement in any jurisdiction unless all filings have been made and approvals obtained that are necessary to make said use proper and legal therein.

     3. The Company shall undertake to appoint the Distributor's qualified representatives as life insurance agents of the Company, and, as appropriate, upon the request of the Distributor, those of other borker-dealers who enter into selling agreements with the Distributor. The Company shall be responsible for ensuring that only agents properly qualified under the insurance laws of all relevant jurisdictions will engage in the offer and sale of Contracts. Completed applications for the Contracts shall be transmitted directly to the Company for acceptance or rejection in accordance with insurance underwriting and selection rules established by the Company. Initial and subsequent premium payments under the Contracts shall be made payable to the Company and shall be held in a fiduciary capacity for and forwarded to the Company promptly (and, in any event, within not more than 30 days).

     4. The Distributor shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for said applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood that the applicant will make sufficient premium payments to derive the benefits thereof.

     No persons shall use any sales aids, promotional material, or sales literature which has not been specifically approved in advance by the Company, and the Company will be responsible for filing such items, as necessary, with any insurance regulatory authorities and, where necessary, obtaining approvals of said authorities. No person shall, in connection with the offer or sale of the Contracts, make any representations or communicate any information regarding the Contracts or the Company, which are not contained in materials approved by the Company as aforesaid or in the then-effective Registration Statement of the Separate Account under the Securities Act of 1933.
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     5.      As between the Company and the Distributor, the Company will, except as otherwise provided in this Agreement, bear and/or reimburse the Distributor for the cost of all services and expenses, including direct legal services and expenses and registration, filing and other fees, in connection with (a) registering and qualifying the Separate Account, the Contracts, and (to the extent requested by the Distributor) the Associated Persons with Federal and state regulatory authorities and the NASD (including the training of Associated Persons for this purpose), (b) printing, filing and distributing all registration statements and prospectuses (including amendments), Contracts, notices, periodic reports, proxy solicitation material, sales literature and advertising filed or distributed in connection with the sale of the Contracts (c) complying with the requirements of Section 7 below, and (d) performing its obligations under its Distribution Agreement with Jefferson Pilot Variable Fund, Inc., including, without limitation, the Distributor's obligations thereunder to pay said fund's distribution expenses.

     6. The Company will, in connection with the sale of the Contracts, reimburse the Distributor for all amounts (including the sales commissions, and manager's overrides described in the prospectus for the Contracts) paid to the sales representatives, managers, or to other broker-dealers who have entered into selling agreements with the Distributor.

     7.      The Distributor, directly or through the Company as its agent, will
     (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and record required to be maintained in connection with the offer and sale of the Contracts being distributed pursuant to this Agreement, which books and records shall remain the property of the Distributor and shall be subject to inspection by the Securities and Exchange Commission in accordance with Section 17(a) of the Act, and (b) upon or prior to completion of each transaction for which a confirmation is legally required, send a written confirmation for each such transaction reflecting the facts of the transaction. All record maintained hereunder will be available to properly constituted governmental authorities, should the same be required to be filed or reviewed by said authorities. The Company shall have access to all records maintained hereunder and, upon reasonable request, copies shall be furnished to the Company.

     8. The Distributor will execute such papers and do such acts and things as shall from time-to-time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Contracts under the 1933 Act and the Separate Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

     9. Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of the Separate Account or the Contracts, or the right to offer the Contracts for sale, and (b) the happening of any event which makes untrue any statement or which requires the making of any change, in the registration statement or prospectus in order to make the statements therein not misleading.

     10. Neither party hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.
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     11.     As compensation for the Distributor's assuming the expenses and performing the services to be assumed and performed by it pursuant to this Agreement, the Distributor shall receive from the Company such amounts and at such times as may from time-to-time be agreed upon by the Distributor and the Company.

     12. As compensation for its services performed and expenses incurred under this Agreement, the Company will receive all amounts charged as "Sales Charges" under the Contracts. It is understood that the Company assumes the risk that the above compensation for its services may not prove sufficient to cover its actual expenses in connection therewith.

     13. It is understood that any Contract Owner or agent of the Separate Account may be a contract owner, shareholder, director, officer, employees or agent of, or be otherwise interested in the Distributor, any affiliated person of the Distributor, any organization in, which the Distributor may have an interest or any organization which may have interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Separate Account; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as may otherwise be provided in the articles of organization or by-laws of the Distributor or by specific provisions of applicable law. For the purpose of this Agreement, the term "affiliated persons" shall have its respective meaning defined in the 1940 Act subject, however, to such exemptions as may be granted or pursuant to that Act.

     14. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, may be amended at any time by mutual agreement of the parties hereto, and may be terminated at any time without penalty on sixty days' written notice by any party to the others.

     15. The Distributor will not assign or delegate its responsibilities under this Agreement, except with the written consent of the Company.

     16. This Agreement shall be construed in accordance with the laws of the State of New Hampshire.
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     17.     The Distributor shall keep confidential any information obtained pursuant to this Agreement, and shall disclose such information only if the Company has authorized such disclosures, or if such disclosure, is expressly required by applicable Federal or state authorities.

     18. The Distributor, the Company and the Separate Account agree to cooperate fully in any insurance regulatory examination, investigation or proceeding or any juridical proceeding arising in connection with the Contracts. The Distributor, the Company and the Separate Account further agree to cooperate fully in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to the Company, the Separate Account, the Distributor, their affiliates and their agents or representatives, to the extent that such examination, investigation or proceeding is in connection with Contracts distributed under this Agreement. The Distributor shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement, which authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year and year first written above.

================================================================================

                                     Jefferson Pilot Variable Corporation

                                     By:  /s/ Ronald R. Angarella
                                     -------------------------------------------

                                     Title:  President
                                     -------------------------------------------

                                     JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                                     FOR ITSELF AND ON BEHALF OF ITS
                                     JPF VARIABLE ANNUITY SEPARATE ACCOUNT

                                     By:  /s/ Ronald R. Angarella
                                     -------------------------------------------

                                     Title:  President
                                     -------------------------------------------


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